Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Announces $5.0 Million Private Placement Offering of Common Stock and Warrants

Financing positions Company to become cash flow positive in the 2nd half of 2018

ALISO VIEJO, CA, March 5, 2018 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today announced that it has entered into a securities purchase agreement with several institutional investors for the issuance and sale of $5 million of the Company’s common stock, at a purchase price of $1.75 per share. As part of its purchase, each investor will also receive a warrant to purchase an additional number of shares of common stock equal to the number of shares purchased by the investor at an exercise price of $2.17 per share.

The offering is expected to close on or about March 5, 2018, subject to the satisfaction of customary closing conditions.

The Company’s estimated net proceeds from the private placement are expected to be approximately $4.5 million. The Company intends to use the net proceeds for general corporate purposes.

“I am pleased with the private placement transaction that will significantly strengthen our balance sheet and support our working capital needs,” said William W. Smith, Jr., President and

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CEO of Smith Micro Software.  “We believe this additional capital will enable us to better execute upon our sales, marketing and engineering efforts, particularly with the deployment of our SafePath® Family platform by a Tier 1 wireless operator in the U.S., which we announced last year.

“We will be diligent with our execution and expect to see a positive impact on revenues that will build throughout the year, returning the Company to positive cash flow from operations, and break-even in the second half of 2018.”

Chardan acted as exclusive placement agent in connection with this offering, and Buchanan Ingersoll & Rooney PC served as counsel to the Company.

As part of the closing, the Company will enter into a registration rights agreement with investors whereby the Company agrees to prepare and file a registration statement with the Securities and Exchange Commission to allow for the registration of the resale of shares of common stock issued in the transaction, as well as the shares of common stock issuable upon exercise of the warrants issued in the transaction. The Company will use its reasonable best efforts to cause the resale registration statement to be declared effective by the SEC within thirty days after its filing (sixty days in the event the registration statement is reviewed by the SEC).

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging and 2D/3D graphics applications. For more information, visit smithmicro.com

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Forward-Looking Statements:

Certain statements in this press release are forward-looking statements regarding future events or results including statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.